EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Annual Report (Form 10-K) of Embrex, Inc. of our report dated February 15, 2000 with respect to the consolidated financial statements and schedule of Embrex, Inc. and subsidiaries and of our report dated March 20, 2000 with respect to the financial statements of Embrex, Inc. Employee Stock Purchase Plan.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-18231 and 333-31811) and the Registration Statements on Form S-8 (Nos. 33-51582, 33-63318, 333-04109, and 333-56279) of our report dated
February 15, 2000 with respect to the consolidated financial statements and schedule of Embrex, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-63318) of our report dated March 20, 2000 with respect to the financial statements of Embrex, Inc. Employee Stock Purchase Plan included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                              /s/ Ernst & Young LLP
                                              ---------------------

Raleigh, North Carolina
March 22, 2000